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Exhibit 23.1

                    CONSENT OF MENDOZA BERGER & COMPANY, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference and use in the Registration Statement on Form 10 SB, under the Securities Exchange Act of 1934 of our report on the financial statements of Aqua Dyne, Inc. for the period from inception (April 26, 2000) through December 31, 2000.




/s/ Mendoza Berger & Company, LLP
---------------------------------
Mendoza Berger & Company, LLP
Laguna Hills, California

Dated: June 6, 2001